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                                                                    EXHIBIT 4.9

                                                                  LOAN NO. T0310
                                                                  LOAN NO. T0347


                      LIMITED RECOURSE CONTINUING GUARANTY


STATE OF LOUISIANA                )
                                  )
PARISH OF CALCASIEU               )


         BEFORE ME, the undersigned Notary Public, and in the presence of the undersigned competent witnesses, personally came and appeared the party listed below, who, after being duly sworn, did state:

         THIS LIMITED RECOURSE CONTINUING GUARANTY (this "Guaranty") is made as of May 15, 1996 by WILLIAM HENNING, SR. ("Mr. Henning") for the benefit of the COBANK, ACB ("CoBank").


                                R E C I T A L S:

         WHEREAS, Mr. Henning owns 8.46% of the capital stock of Mercury, Inc. ("Mercury"), and Mercury owns 100% of the capital stock of Mississippi One Cellular Telephone Company ("Mississippi One"); and

         WHEREAS, CoBank and CTC Financial, Inc. (the "Borrower"), have entered into that certain Amended and Restated Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mississippi One Loan Agreement"), providing for a loan of up to $17,400,000 (the "Mississippi One Loan"), and CoBank and the Borrower have entered into that certain Loan Agreement, dated as of even date herewith (as the same may be amended, modified, supplemented, extended or restated from time to time, the "Mercury Loan Agreement"; the Mississippi One Loan Agreement and the Mercury Loan Agreement, collectively, the "Loan Agreements"), providing for a loan of up to $5,000,000 (the "Mercury Loan"; the Mississippi One Loan and the Mercury Loan, collectively, the "Loans"); and

         WHEREAS, the proceeds of the Loans have been or will be reloaned by the Borrower to Mississippi One, or to Mercury for investment into Mississippi One, for the purposes set forth in the Loan Agreements; and

         WHEREAS, as an inducement to CoBank to enter into the Loan Agreements and to make the Loans, Mr. Henning has agreed to guarantee the Obligations (as hereinafter defined);





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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


         NOW, THEREFORE, in consideration of the foregoing, and intending to be legally bound hereby, Mr. Henning hereby agrees as follows:

         SECTION 1. DEFINITIONS. Capitalized terms used in this Guaranty, unless otherwise defined herein, shall have the meanings assigned to them in the Loan Agreements.

         SECTION 2. OBLIGATIONS. "Obligations" shall mean (a) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Amended and Restated Promissory Note, dated of even date herewith, made by the Borrower to the order of CoBank in the original principal face amount of $17,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC One Note"); (b) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by the Borrower to the order of CoBank in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "CTC Two Note"); (c) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Amended and Restated Promissory Note, dated of even date herewith, made by Mississippi One to the order of the Borrower, assigned to CoBank, in the original principal face amount of $17,400,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "Mississippi One Note"); (d) the principal, interest and other amounts becoming due and payable, whether by acceleration or otherwise, under that certain Promissory Note, dated of even date herewith, made by Mercury to the order of the Borrower, assigned to CoBank, in the original principal face amount of $5,000,000 (such Promissory Note and all amendments, modifications, extensions, renewals and replacements thereof, the "Mercury Note"; the CTC One Note, the CTC Two Note, the Mississippi One Note and the Mercury Note, collectively, the "Notes"); (e) all other payments or performances to be made by the Borrower, Mercury and Mississippi One under the other Loan Documents to which either is a party; and (f) all other indebtedness and liabilities of the Borrower, Mercury and Mississippi One to CoBank of every kind and description whatsoever, whether now existing or hereafter arising, fixed or contingent, as primary obligor or as guarantor or surety, acquired directly or by assignment or otherwise, liquidated or unliquidated, regardless of how they arise or by what agreement or instrument they may be evidenced, including, without limitation, all loans, advances and other extensions of credit and all covenants, agreements, and provisions contained in all loan and other agreements between the parties.

         SECTION 3. LIMITATIONS ON RECOURSE. Notwithstanding any provision of this Guaranty or of any other Loan Document to the contrary, Mr. Henning's guaranty liability under this Guaranty with respect to any of the Obligations representing principal shall not





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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


exceed $5,000,000.00; provided, however, that nothing contained in this sentence shall limit or relieve Mr. Henning from liability for failing to comply with the terms, covenants, conditions and provisions of this Guaranty or any other agreement to which Mr. Henning is a party.

         SECTION 4.          GUARANTY PROVISIONS.

                 (A) In consideration of the Loans to be made by CoBank to the Borrower pursuant to the Loan Agreements and for other good and valuable consideration, the adequacy, sufficiency and receipt of which are hereby acknowledged, Mr. Henning hereby absolutely, unconditionally, directly, irrevocably, completely and immediately guarantees the full and prompt payment, when due, whether by acceleration or otherwise, and the prompt performance, of the Obligations; provided, however, that recourse hereunder is limited as provided in Section 3;

                 (B) Mr. Henning further agrees to pay to CoBank, upon demand, all losses and reasonable costs and expenses, including, without limitation, reasonable attorneys' fees and expenses, that may be incurred by CoBank in attempting to cause the Obligations to be paid, performed or otherwise satisfied or in attempting to cause satisfaction of Mr. Henning's liability under this Guaranty or in attempting to protect or preserve any property, personal or real, securing the Obligations;

                 (C) Mr. Henning agrees that this Guaranty shall continue to be effective or be reinstated, as the case may be, if at any time any payment by the Borrower, Mississippi One or any other person to CoBank on account of the Obligations is rescinded or must otherwise be returned or restored by CoBank upon the insolvency or bankruptcy of the Borrower, Mercury, Mississippi One or any other obligor, guarantor, endorser or surety of the Obligations, all as though such payment had not been made; provided, however, that recourse hereunder is limited as provided in Section 3;

                 (D) Mr. Henning assents to all terms and agreements heretofore or hereafter made by the Borrower, Mercury or Mississippi One with CoBank;

                 (E) Mr. Henning hereby consents to the following and agrees, with or without notice (all notices being hereby waived), that its liability (as limited in Section 3) will not be affected or impaired by (i) the exchange, release or surrender of any collateral or any claim against the Borrower, Mercury, Mississippi One or any other person, or pledgor or grantor, or the waiver, release or subordination of any security interest, in whole or in part; (ii) the waiver or delay in the exercise of any of CoBank's rights or remedies against the Borrower, Mercury, Mississippi One or any other person;
(iii) the renewal, extension or





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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


modification of the terms or amounts of any of the Obligations, the Loan Documents or any other instrument or agreement evidencing the same; or (iv) the acceptance by CoBank of other guaranties;

                 (F) Mr. Henning waives acceptance hereof, notice of acceptance hereof, and notice of acceleration of and intention to accelerate the Obligations, and waives presentment, demand, protest, notice of dishonor, notice of default, notice of nonpayment or protest in relation to any instrument evidencing any of the Obligations, and any other demands and notices required by law except as such waiver may be expressly prohibited by law;

                 (G) This is a limited recourse guaranty (as provided in Section 3) of payment and performance and not of collection only. The liability of Mr. Henning under this Guaranty (as limited as provided in Section
3) shall be absolute, unconditional, direct, irrevocable, complete and immediate and shall not be contingent upon the pursuit of any remedies against the Borrower, Mercury, Mississippi One or any other person, nor against any security or lien available to CoBank, its successors, successors-in-title, endorsees or assigns, and shall be joint and several with the liabilities of all other guarantors of the Obligations. Mr. Henning waives any right to require that an action be brought against the Borrower, Mercury, Mississippi One or any other person or to require that resort be had to any security of the Borrower, Mercury, Mississippi One or any other person (provided that all remedies hereunder are limited as provided in Section 3). In the event of a default under any of the Loan Documents, CoBank shall have the right to enforce its rights, powers and remedies under any of the Loan Documents in any order, and all rights, powers and remedies available to CoBank in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Mr. Henning hereby authorizes and empowers CoBank upon acceleration of the maturity of any of the Notes or any other Obligations, at its sole discretion, and without notice to Mr. Henning, to exercise any right or remedy which CoBank may have under the Loan Documents. Mr. Henning waives any right to require any action on the part of CoBank to proceed to collect amounts due under the Notes or any other Obligation;

                 (H) Mr. Henning hereby subordinates any and all indebtedness of the Borrower, Mercury or Mississippi One now or hereafter owed to Mr. Henning to all Obligations of the Borrower, Mercury or Mississippi One to CoBank, and agrees with CoBank that, from and after the occurrence of a default or event of default under any of the Loan Documents, and for so long as such default or event of default exists, Mr. Henning shall not demand or accept any payment of principal or interest from the Borrower, Mercury or Mississippi One, shall not claim any offset or other reduction of Mr. Henning's liability hereunder because of any such indebtedness and shall not take any action to obtain any of





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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


the security for the Obligations; provided, however, that, if CoBank so requests, such indebtedness shall be collected, enforced and received by Mr. Henning as trustee for CoBank and be paid over to CoBank on account of the Obligations of the Borrower, Mercury or Mississippi One to CoBank, but without reducing or affecting in any manner the liability of Mr. Henning under the other provisions of this Guaranty;

                 (I) Mr. Henning hereby authorizes CoBank, without notice to Mr. Henning, to apply all payments and credits received from the Borrower, Mercury, Mississippi One or any other person or realized from any security in such manner and in such priority as CoBank in its sole judgment shall see fit to the Obligations or to any other liabilities of the Borrower, Mercury, Mississippi One or any other person to CoBank, and Mr. Henning agrees that any such application shall not in any way affect its liabilities hereunder;

                 (J) The liability of Mr. Henning under this Guaranty shall not in any manner be affected by reason of any action taken or not taken by CoBank, which action or inaction is hereby consented and agreed to by Mr. Henning, nor by the partial or complete unenforceability or invalidity of any other guaranty or surety agreement, pledge, assignment, or other security for any of the Obligations. No delay in making demand on Mr. Henning for satisfaction of its liability hereunder shall prejudice CoBank's right to enforce such satisfaction. All of CoBank's rights and remedies shall be cumulative and any failure of CoBank to exercise any right hereunder shall not be construed as a waiver of the right to exercise the same or any other right at any time, and from time to time, thereafter;

                 (K) This Guaranty shall be a continuing one and shall be binding upon Mr. Henning regardless of how long before or after the date hereof the Obligations are incurred. This Guaranty shall remain in full force and effect until payment in full of CoBank Loan No. T0347, at which time a written instrument of termination shall be executed and delivered by a duly authorized officer of CoBank, such termination to be subject to the provisions of Subsection (C) above as applied to CoBank Loan No. T0347; and

                 (L) Mr. Henning hereby irrevocably waives any and all rights it may have to enforce any of CoBank's rights or remedies or participate in any security now or hereafter held by CoBank, and any and all such other rights of subrogation, reimbursement, contribution or indemnification against the Borrower, Mercury, Mississippi One or any other person having any manner of liability for the Borrower's obligations to CoBank, whether or not arising hereunder, by agreement, at law or in equity.

         SECTION 5. REPRESENTATIONS AND WARRANTIES. Mr. Henning represents and warrants to CoBank, on and as of the date hereof and on and as of each date on which the Borrower receives an advance under the Loans, as follows:





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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


                 (A) BINDING AGREEMENT. Each of the Loan Documents to which Mr. Henning, the Borrower, Mercury or Mississippi One is a party, is, or when executed and delivered will be, the legal, valid, and binding obligation of Mr. Henning, the Borrower, Mercury or Mississippi One, as applicable, enforceable against such party in accordance with its terms, subject only to limitations on enforceability imposed by (i) applicable bankruptcy, insolvency, reorganization, moratorium, or similar laws affecting creditors' rights generally, and (ii) general equitable principles.

                 (B) FINANCIAL CONDITION. The liability and obligations of Mr. Henning incurred or arising under this Guaranty, of the Borrower incurred or arising under the CTC One Note and the CTC Two Note, the Loan Agreements and the other Loan Documents to which it is a party, of Mercury incurred or arising under the Mercury Guaranty, the Mercury Note and the other Loan Documents to which it is a party, and of Mississippi One incurred or arising under the Mississippi One Note, the Mississippi One Guaranty and the other Loan Documents to which it is a party will benefit substantially Mr. Henning directly and indirectly. Mr. Henning has full and complete access to all of the Loan Documents and other documents relating to the Obligations, has reviewed them and is fully aware of the meaning and effect of their contents. Mr. Henning is fully informed of all circumstances that bear upon the risks of executing this Guaranty which a diligent inquiry would reveal. Mr. Henning has adequate means to obtain from the Borrower, Mercury and Mississippi One, on a continuing basis, information concerning the financial condition of the Borrower, Mercury and Mississippi One and is not depending on CoBank to provide such information, now or in the future. Mr. Henning agrees that CoBank will have no obligation to advise or notify Mr. Henning of or provide Mr. Henning with any data or information.

         SECTION 6. COVENANTS. Unless otherwise agreed to in writing by CoBank, while this Guaranty remains in effect any of or the Obligations have not been fully paid or otherwise satisfied, Mr. Henning agrees to cause Mercury to comply with the affirmative and negative comments and agreements contained in Sections 6 and 7 of the Mercury Guaranty.

         SECTION 7.          MISCELLANEOUS.

                 (A) GOVERNING LAW. Except to the extent governed by applicable federal law, this Guaranty shall be governed by and construed in accordance with the laws of the State of Louisiana, without reference to choice of law doctrine.

                 (B) BINDING EFFECT. This Guaranty shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns, including any holder or owner of the Notes or any other Loan Document.





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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


                 (C) SEVERABILITY. If any one or more of the provisions contained herein shall for any reason be held to be invalid, illegal or unenforceable in any respect, such invalidity, illegality or unenforceability shall not affect any other provision of this Guaranty, but this Guaranty shall be construed as if such invalid, illegal or unenforceable provision had not been contained herein.

                 (D)         NON-WAIVER; MODIFICATION; ELECTION OF REMEDIES.
The failure of CoBank to insist, in any one or more instances, upon a strict performance of any of the terms and conditions of this Guaranty, or to exercise or fail to exercise any option or right contained herein, shall not be construed as a waiver or a relinquishment for the future of such right or option, but the same shall continue and remain in full force and effect. CoBank's knowledge of the breach of any term or condition hereof shall not be deemed a waiver of such breach, and no waiver by CoBank of any provision hereof shall be deemed to have been made, or operate as an estoppel, unless expressed in writing and signed by CoBank. No enforcement of any remedy shall constitute an election of remedies.

                 (E) NOTICES. All notices hereunder shall be made, and shall be deemed to be duly given if made, in the manner provided for notices under Section 19 of the Mercury Loan Agreement, to the parties at the following addresses (or such other address for a party as shall be specified by like notice):

         If to Mr. Henning, as follows:
                                            William L. Henning
                                            -----------------------------------
                                            101 E. Thomas St.
                                            -----------------------------------
                                            Sulphur La 70663
                                            -----------------------------------

                                            -----------------------------------
                                            Fax No. (318) 439-0769

         If to CoBank, as follows:
                                            CoBank, ACB
                                            200 Galleria Parkway
                                            Suite 1900
                                            Atlanta, Georgia 30339
                                            Attn:  Rural Utility Banking Group
                                            Fax No.:  (770) 618-3202

                 (F) REGULATORY APPROVALS. Upon any action by CoBank to commence the exercise of remedies hereunder or under the Mississippi One Deed to Secure Debt, the Mississippi One Mortgage, the Mississippi One Security Agreement or the Mercury Pledge Agreement, Mr. Henning hereby undertakes and agrees on behalf of itself, Mercury and





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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347


Mississippi One, to cooperate and join with CoBank in any application to the LPSC, the MPSC, the FCC, the SEC or any other regulatory body, administrative agency, court or other forum (any such entity, a "Governmental Authority") with respect thereto and to provide such assistance in connection therewith as CoBank may request, including, without limitation, the preparation of filings and appearances before such Governmental Authority, in each case in support of any such application made by CoBank, and none of Mr. Henning, Mercury or Mississippi One shall, directly or indirectly, oppose any such action by CoBank before any such Governmental Authority.

         SECTION 8. CONSENT TO JURISDICTION; REGISTERED AGENT. To the maximum extent permitted by law, Mr. Henning agrees that any legal action or proceeding with respect to this or any other Loan Document may be brought in the courts of the State of Louisiana or of the United States of America for the Western District of Louisiana, all as CoBank may elect. By execution of this Guaranty, Mr. Henning hereby irrevocably submits to each such jurisdiction, expressly waiving any objection it may have to the laying of venue by reason of its present or future domicile. Nothing contained herein shall affect the right of CoBank to commence legal proceedings pursuant to the limitations set forth herein or otherwise proceed against Mr. Henning in any other jurisdiction or to serve process in any manner permitted or required by law.





                           [Signatures on next page]




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Continuing Guaranty/Mr. Henning
Loan No. T0310
Loan No. T0347



         THUS DONE AND SIGNED on May 15, 1996 in the City of Lake Charles, State of Louisiana, before me, Notary Public, after a due reading of the whole.


                                            /s/ WILLIAM HENNING, SR.      (SEAL)
                                            ------------------------------------
                                            William Henning, Sr.



Witness to all signatures:


        /s/ SHEILA KING
---------------------------------------------
Witness


       /s/ SHELLY F. VICKERS
---------------------------------------------
Witness


      /s/ SANDRA L. [ILLEGIBLE]
---------------------------------------------
Notary Public

My commission expires: lifetime commission

[NOTARIAL SEAL]





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